EXHIBIT 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-K of Artistry Publications, Inc. for the period ending August 31, 2009, I, Helen Schwarz, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors of Artistry Publications, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report of Form 10-K for the period ending August 31, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such annual report of Form 10-K for the quarter ending August 31, 2009, fairly represents in all material respects, the financial condition and results of operations of Artistry Publications, Inc.

Date: November 2, 2009

Artistry Publications, Inc.

By: /s/ Helen Schwartz
Helen Schwartz President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors